SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 1, 2004

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                          VISHAY INTERTECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)





            Delaware                      1-7416                 38-1686453
 (State or other jurisdiction of  (Commission file number)     (I.R.S. employer
  incorporation or organization)                             identification no.)




            63 Lincoln Highway
           Malvern, Pennsylvania                                 19355-2120
  (Address of principal executive offices)                        (Zip code)


       Registrant's telephone number, including area code: (610) 644-1300





         (Former name or former address, if changed since last report.)

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Item 5. Other Events and Regulation FD Disclosure

      On June 1, 2004, Vishay Intertechnology, Inc. announced that it will issue
32.6669 shares of its common stock per $1,000 principal amount at maturity of its Liquid Yield Option(TM) Notes (LYONs) to holders who elect to exercise their option to require Vishay to repurchase their LYONs on June 4, 2004. Cash will be paid in lieu of fractional shares.

      Vishay is required to purchase the LYONs, at the option of the holders, for a purchase price per $1,000 principal amount at maturity of the LYONs of $602.77, the accreted value at June 4, 2004. As permitted by the indenture governing the LYONs, Vishay has elected to pay the purchase price in shares of its common stock, computed based upon the quotient of $602.77 divided by the average closing price on the New York Stock Exchange of Vishay's common stock over the five trading day period ending on June 1, 2004. This average was $18.452. Vishay's ability to pay the purchase price in shares of common stock is subject to a number of conditions. At this time, Vishay anticipates that these conditions will be satisfied. If these conditions are not satisfied prior to the close of business on the purchase date, Vishay will be obligated to pay the purchase price in cash.

      A copy of Vishay's press release issued on June 1, 2004 is filed as
Exhibit 99.1 to this report.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibit No.       Description
-----------       -----------

99.1              Press Release dated June 1, 2004.


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, Vishay Intertechnology, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2004



                                    VISHAY INTERTECHNOLOGY, INC.


                                    By: /s/ Richard N. Grubb
                                       -------------------------------------
                                       Name:  Richard N. Grubb
                                       Title: Executive Vice President
                                              and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

99.1              Press Release dated June 1, 2004.